UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): October 24, 2011

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change.  Trailing 3-month average versus prior year.)

	July ‘11	August ‘11	September ‘11
Process Management	>+20	>+20	0 to +5
Industrial Automation	+10 to +15	+5 to +10	+5
Network Power	+5 to +10	+5 to +10	0 to +5
Climate Technologies	-5 to 0	-5 to 0	-5 to 0
Tools and Storage	+5	+5 to +10	+5 to +10
Total Emerson	+10 to +15	+10 to +15	0 to +5

September 2011 Order Comments:

Emerson order trends in the trailing three-month period moderated, as currency exchange rates and prior year comparisons tempered results.  Excluding currency, which deducted approximately 3 percentage points from the growth rate, the trailing three-month underlying order growth exceeded 5 percent.  Process Management remained the primary source of underlying order growth, as global capital goods end markets continued to reflect strength.  As the fiscal year ended, the backlog position remained at record levels amid an environment of mixed macroeconomic indicators.

Process Management order growth slowed due to currency exchange rates and prior year comparisons.  Currency rate changes deducted approximately 13 percentage points from order growth, and the Petrobras Comperj project booking in September 2010 negatively affected order trend comparisons by approximately 5 percent.  Underlying orders remained strong globally, supported by capital investment in the oil and gas industry.  Backlog is at record levels and up approximately $400M from prior year.  During the past several weeks, many areas in Thailand sustained massive damage from flooding.  Emerson Process Management sources electrical and electronic components from these areas for some products.  We are executing contingency plans, and working with suppliers and customers to minimize the impact of supply disruptions.

Industrial Automation order trends continued to reflect moderating growth due to prior year comparisons.  Order strength in the power generating alternators, ultrasonic welding, and electrical distribution businesses was partially offset by weakness in the electrical drives business.  Currency exchange rates added 3 percentage points.

Network Power order trends reflect modest growth as the Network Power Systems business in Asia and the uninterruptible power supply and precision cooling business in North America remained strong.  The embedded computing and power businesses and the energy systems business continued to exhibit weakness.  Currency exchange rates deducted approximately 1 percentage point.

Climate Technologies order trends remained unchanged, as weakness in the U.S. and European residential and commercial end markets continued.  The temperature controls business remained challenging as well.  The global refrigeration business faced difficult comparisons to prior year, while the Asia business showed slight improvement.  Currency exchange rates added 3 percentage points.

Tools and Storage orders continued to grow at a moderate pace.  The professional tools and commercial storage businesses showed strength, which was partially offset by softness in the wet/dry vacuums and food waste disposers businesses.

Upcoming Investor Events:

On Tuesday, November 1, 2011, Emerson will issue the Company’s fourth quarter and fiscal year 2011 results.  Emerson senior management will discuss the results during an investor conference call that will be held the same day.  The call will begin at 3:00 p.m. Eastern Daylight Time (2:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

Updates and further details on this and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: October 24, 2011	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary